UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2014

REVETT MINING INC.
(Exact name of small business issuer in its charter)

Delaware	46-4577805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     On March 31, 2014, Revett Minerals closed a non-brokered private placement of its shares. The private placement consisted of the sale of 4,499,100 units at a price of US$ 0.78 per unit for gross proceeds to the Company of US$ 3,509,300.00 Each unit consists of one share of common stock and one-half of a common stock purchase warrant with an exercise price US$ 1.00 per full warrant exercisable within 24 months.

     The offering of the units was closed in two tranches. The first tranche, for 2,307,690 units and proceeds of $1,800,000.00 closed on March 25th; the second tranche, for an additional 2,191,410 units and proceeds of $ 1,709,300.00 closed on March 31, 2014. With the closing of the first and the second tranche, Revett will have 39,121,989 shares of common stock outstanding.

     Revett will use the proceeds of the offering to fund ongoing development at its Troy mine and to advance permitting of its Rock Creek project in northwestern Montana.

     The aforementioned securities will not be registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC
(Registrant)

Date: March 31, 2014	By: /s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer and Secretary